Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Atlanticus Holdings Corporation

Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-150988-99, 333-196041, 333-211351, 333-218058, 333-224981 and 333-231578) of Atlanticus Holdings Corporation of our report dated March 30, 2020, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K.

/s/ BDO USA, LLP

Atlanta, Georgia

March 30, 2020